CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constitutng parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated October 18, 1996, relating to the financial s tatements and financial highlights of Evergreen Short - Intermediate Municipal Fund and Evergreen Short - Intermediate Municipal Fund - California which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Statements and Experts" in the Prospectus.

We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Auditors" and "Financial Statements" in the Statement of Additional Information both of the Evergreen Money Market Funds dated October 31, 1996 which are also incorporated by reference into the Registration Statement.

Price Waterhouse LLP
1177 Avenue of the Americas
New York, NY 10036
April 14, 1997